EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Extends Gold Zone at Lookout Mountain with Additional Drill Results from South Eureka, Nevada

Coeur d’Alene, Idaho – January 17, 2012 – Timberline Resources Corporation (NYSE Amex: TLR; TSX-V: TBR) (“Timberline” or the “Company”) today announced that it has extended the gold zone at its Lookout Mountain Project with additional significant assay results from the recently-completed 45,000-foot drill program at its South Eureka Property near Eureka, Nevada.

Highlights reported today include several significant intercepts with excellent recoveries of oxide gold mineralization.  Hole BHSE-108 returned three mineralized intervals, including 0.016 ounces per ton (opt) gold (0.55 grams per tonne (g/t)) over 240 feet (73.2 metres), and Hole BHSE-124 returned 0.022 opt gold (0.75 g/t) over 75 feet (22.9 metres).  At South Adit, highlights included Hole BHSE-121 which returned 0.021 opt gold (0.72 g/t) over 80 feet (24.4 metres) and 0.016 opt gold (0.55 g/t) over 45 feet (13.7 metres).  Infill and step-out drilling at South Adit in 2011 successfully confirmed and expanded the historic gold resource. Additional drilling in the 2012 program will seek to expand this zone.

These and other results from the 2011 drill program have successfully extended the gold zone at Lookout Mountain 600 feet to the south of the existing resource, and have expanded gold mineralization along the west margin of the resource. Results from Lookout Mountain, and from the South Adit area, are expected to significantly increase the current Lookout Mountain NI 43-101 Measured and Indicated resource estimate(1) of 286,000 ounces of gold, and the Inferred resource estimate(1) of 206,000 ounces of gold.

Paul Dircksen, Timberline’s President and CEO said, “We continue to be very pleased with drill results from our South Eureka property.  Progress achieved in 2011 includes the demonstration of mineralization continuity to the south and west of Lookout Mountain, consistent gold grades and metallurgical characteristics, and improved definition of structural controls and possible pit boundaries.  Our 2011 drill program has succeeded in advancing the project toward development of a low cost, run-of-mine heap leach gold operation.  We also enjoyed drilling success in the South Adit area and will define a NI 43-101 resource in that zone for the first time.”

The following tables summarize significant drill intercepts for this reporting period:

Lookout Mountain Extension Drill Results

Drill Hole	From (feet)	Length (feet)(2)	Gold (opt)(3)	From (metres)	Length (metres)(2)	Gold (g/t)(3)	NaCN Recovery
BHSE-105	150	45	0.013	45.7	13.7	0.45	89%
	370	20	0.010	112.8	6.1	0.34	75%
	410	20	0.012	125.0	6.1	0.41	72%
BHSE-106	195	10	0.011	59.4	3.1	0.38	73%
	290	15	0.011	88.4	4.6	0.38	85%
	400	55	0.010	121.9	16.8	0.34	82%
	540	25	0.015	164.6	7.6	0.51	71%

Drill Hole	From (feet)	Length (feet)(2)	Gold (opt)(3)	From (metres)	Length (metres)(2)	Gold (g/t)(3)	NaCN Recovery
BHSE-108	260	55	0.010	79.2	16.8	0.34	89%
	425	25	0.012	129.5	7.6	0.41	76%
	465	240	0.016	141.7	73.2	0.55	85%
BHSE-115	140	70	0.009	42.7	21.3	0.31	83%
including	145	15	0.016	44.2	4.6	0.55	73%
including	185	20	0.010	56.4	6.1	0.34	93%
BHSE-119	170	20	0.021	51.8	6.1	0.72	Sulfide
BHSE-124	240	75	0.022	73.2	22.9	0.75	85%

South Adit Drill Results

Drill Hole	From (feet)	Length (feet)(2)	Gold (opt)(3)	From (metres)	Length (metres)(2)	Gold (g/t)(3)	NaCN Recovery
BHSE-120	380	40	0.015	115.8	12.2	0.51	84%
BHSE-121	280	80	0.021	85.3	24.4	0.72	84%
	450	45	0.016	137.2	13.7	0.55	81%
BHSE-122	450	10	0.022	137.2	3.1	0.75	100%

Notes:

(1)

Measured & Indicated: 13,640,000 tons (12,374,000 tonnes) grading 0.021 opt (0.73 g/t) gold

Inferred:  16,420,000 tons (14,896,000 tonnes) grading 0.012 opt (0.42 g/t) gold

The effective date of the Lookout Mountain gold resources is February 15, 2011.

(2)

True widths of the drill intercepts have not been determined

(3)

Troy ounces per ton (opt) and grams per tonne (g/t)

Drill hole locations for past and future drilling may be viewed by referring to the maps at http://timberline-resources.com/main.php?page=194

2 | TIMBERLINE RESOURCES

The significance of the current drilling results at Lookout Mountain include:

•

Mineralization reported in BHSE-105 and BHSE-106 when combined with the results from BHSE-082 returned significant thicknesses of gold mineralization demonstrating gold continuity approximately 700 feet west of gold zones previously reported in holes BHSE-102 through BHSE-104, and south of the previous resource estimate.

•

The gold interval encountered in BHSE-124 establishes continuity of mineralization between holes BHSE-096 and BHSE-099 along a NNE structure extending approximately 600 feet south of the previous resource estimate.

•

Gold intervals in BHSE-108 add positive definition to the west margins of mineralization and to gold controls along a NE structure.

•

Drill holes BHSE-097 and BHSE-119 demonstrate that the gold bearing structure continues and is open for resource expansion to the south and east toward the South Adit zone.

•

Drill Hole BHSE-115, when combined with holes BHSE-079 and BHSE-080, extends mineralization to the west of the existing Lookout Mountain pit and will add to the resource while reducing the potential waste to ore ratio.

Paul Dircksen, Timberline’s Executive Chairman, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. He has verified the drill results and other data disclosed in this news release, including sampling, analytical and test data.  Field work has been conducted under his supervision.  The Timberline sampling and analysis program included an industry standard QA/QC program, including the insertion of certified standards and blank material into the assay stream.  After logging and cutting or dividing the sample intervals in half, the samples were picked up by Inspectorate America Corporation and taken to their ISO-9001 certified assay lab in Sparks, Nevada for analysis.  The samples were analyzed for gold using a standard 30g fire assay with an AA finish.  Samples returning a gold value in excess of 3 ppm were re-analyzed using a 30g fire assay with a gravimetric finish.  ALS Chemex, an ISO-9001 certified assay lab, provides check assays for mineralized intervals with gold assays above 100 ppb gold.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States.  The Company is primarily focused on the goldfields of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere.  Timberline also features a 50-percent carried-to-production interest at its Butte Highlands Joint Venture where gold production is targeted to commence later this year.  Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE Amex where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary note to U.S. investors concerning estimates of measured and indicated resources: This press release uses the terms "measured resources", "indicated resources" and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not

3 | TIMBERLINE RESOURCES

permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Cautionary note to U.S. investors concerning estimates of inferred resources: This press uses the term "inferred resources". We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  The term "contained gold ounces" used in this press release is not permitted under the rules of the SEC.  U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

Statements contained herein that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing or results of the Company’s drill programs at Butte Highlands and South Eureka, the timing of assay results from such drilling programs being released, the district-scale potential of the South Eureka project, the expansion of the mineralization at the South Eureka project, the timing of a production decision at the South Eureka project, the Company’s 50/50 joint venture with Highland Mining LLC, the development and production of the Company’s Butte Highlands project and South Eureka project, the targeted production date for the Butte Highlands project, possible growth of the Company and the Company’s expected operations. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Butte Highlands and South Eureka, risks and uncertainties related to mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2011.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

4 | TIMBERLINE RESOURCES